Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT

                 NAME                          PLACE OF INCORPORATION
                                                   OR ORGANIZATION

C-Cube International Limited (Hong Kong)       Hong Kong
C-Cube Microsystems (Asia Pacific) Limited     Hong Kong
(Hong Kong)
C-Cube Microsystems (Canada) Limited           Canada
C-Cube Microsystems France SAS                 France
C-Cube Microsystems International Ltd          Bermuda
C-Cube Technology Ltd.                         Bermuda
C-Cube U.S.                                    Delaware
LSI Logic A.B.                                 Sweden
LSI Logic Asia, Inc.                           Delaware
LSI Logic Canada Corporation                   Canada
LSI Logic Corporation of Canada, Inc.          Canada
LSI Logic Corporation of Korea, Inc.           Korea
LSI Logic Export Sales Corporation             U.S. Virgin Islands
LSI Logic Europe Limited                       UK
LSI Logic GmbH                                 Germany
LSI Logic HK Holdings                          Cayman
LSI Logic Hong Kong Ltd.                       Hong Kong
LSI Logic International Services, Inc.         California
LSI Logic Japan Semiconductor, Inc.            Japan
LSI Logic KK                                   Japan
LSI Logic Netherlands B.V.                     Netherlands
LSI Logic Resale Corporation                   Delaware
LSI Logic S.A.                                 France
LSI Logic Singapore Ltd.                       Singapore
LSI Logic S.P.A.                               Italy
LSI Logic Storage Systems, Inc.                Delaware
LSI Logic Storage Europe Holdings Ltd.         Ireland
LSI Logic Storage Systems Europe Ltd.          Ireland
LSI Logic Storage Systems International        Delaware
Services, Inc.
Media Computer Technologies, Inc.              California
Symbios International Inc.                     Cayman
VideoLocus Inc.                                Canada